UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

BROWN & BROWN, INC.

(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 North Beach Street
Daytona Beach, Florida		32114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (386) 252-9601

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 13, 2025, the Board of Directors (the “Board”) of Brown & Brown, Inc., a Florida corporation (the “Company”), increased the size of the Board from 13 directors to 14 directors. On August 13, 2025, the Board appointed Joia M. Johnson, age 65, to serve as a director of the Company, effective immediately.

Ms. Johnson retired from Hanesbrands Inc. (“Hanes”), a publicly traded marketer of innerwear and activewear apparel, in 2021, most recently serving as Hanes’ Chief Administrative Officer from 2016 to 2021 and as its Chief Legal Officer, General Counsel and Corporate Secretary from 2007 to 2021. Prior to Hanes, she served as Executive Vice President, General Counsel and Corporate Secretary of RARE Hospitality International, Inc., a publicly traded restaurant franchise owner and operator, from 2001 until 2007.

Ms. Johnson has served on the Boards of Directors of Global Payments Inc., a publicly traded company, since 2019, where she is a member of the Compensation Committee and the Governance and Nominating Committee, and Sylvamo Corporation, a publicly traded company, since 2021, where she is a member of the Nominating and Corporate Governance Committee and the Management Development and Compensation Committee. She also has served on the Board of Directors of Regions Financial Corp., a publicly traded company, and its subsidiary, Regions Bank, since 2021, where she is a member of the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee, which she chairs.

Ms. Johnson’s initial term as a director on the Board expires at the Company’s 2026 Annual Meeting of Shareholders.

Ms. Johnson was not appointed to any standing committees of the Board, but is expected to be appointed to one or more standing committees of the Board in the future, although which specific standing committee(s) has not been determined at the time of the filing of this Current Report on Form 8-K.

As a non-employee director on the Board, Ms. Johnson will be compensated for service as a director in accordance with the standard compensation provided to non-employee directors. There are no arrangements or understandings between Ms. Johnson and any other persons pursuant to which Ms. Johnson was selected as a director, and there are no transactions in which the Company was or is to be a participant and in which Ms. Johnson had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN & BROWN, INC. (Registrant)

Date:	August 15, 2025	By:	/s/ Anthony M. Robinson
Anthony M. Robinson Secretary